Exhibit 99.1

CALIFORNIA SUPREME COURT REFUSES TO REVIEW
APPELLATE COURT DECISION IN MILLER CASE

PRECLUDES MILLER FROM SEEKING STATUTORY DAMAGES OF $10.5 MILLION

NEWPORT BEACH, CA, April 25, 2008 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, and dealers of diamonds and colored gemstones, reported that on April 23, 2008, the California Supreme Court denied William Miller’s petition for review of the Appellate Court’s decision, issued in February 2008, that Miller is not entitled to statutory damages of $10.5 million against Collectors Universe.

As previously reported, Miller had argued that he was entitled, under California law, to statutorily prescribed damages of $750 for each alleged use of his name by Collectors Universe without his consent and that, since a jury at the trial of the case found that Miller’s name appeared on 14,060 authentication certificates issued by Collectors Universe, he was entitled to statutory damages of $750.00 times 14,060, or approximately $10.5 million in total.  The Appellate Court ruled, instead, that the use of his name constituted, at most, a single violation of the statute in question and, therefore, Miller was entitled to no more than $750.00 in statutory damages.  Miller then filed a petition with the California Supreme Court seeking a review by that Court of the Appellate Court’s decision.

As a result of the Supreme Court’s action to deny a review of the Appellate Court’s decision, if Miller decides to pursue his claims once again, his only option would be to file, on or before July 7, 2008 for a new trial to reinstate his statutory and common law claims as well as his claim for punitive damages.  In any such new trial he would first have to prove that Collectors Universe violated his statutory or common law rights and, even if he succeeded in doing so, he would have to show how, if at all, he was damaged.  He would not, however, be entitled to multiply $750.00 by the number of times, if any, that Collectors Universe used his name without his consent, as his measure of damages.  The Company cannot predict whether Miller will seek a new trial.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstones markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses.

Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2007 which we filed with the Securities and Exchange Commission on September 13, 2007. Due to those risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual Report on our Reports filed with the Securities and Exchange Commission.

Contact:

Joe Wallace	Brandi Piacente
Chief Financial Officer	Investor Relations
Collectors Universe	The Piacente Group
949-567-1245	212-481-2050
Email: jwallace@collectors.com	Email: brandi@thepiacentegroup.com

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